Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Northern Oil and Gas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.001 par value per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Preferred Stock, $0.001 par value per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Depositary Shares(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Purchase Contracts(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Units(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$41,389.82(4)

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with the Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	Northern Oil and Gas, Inc.	S-3	333-255065	April 6, 2021	April 15, 2021	$41,389.82(4)	Unallocated (Universal) Shelf	(4)	(4)	$370,375,000

Fee Offset Sources	Northern Oil and Gas, Inc.	S-3	333-255065	April 6, 2021	April 15, 2021						(2)

(1)	Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(2)

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.
(4)

The Registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $700,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-255065) filed with the Securities and Exchange Commission on April 6, 2021 (the “Prior Registration Statement”) and declared effective on April 15, 2021. As of the date of this Registration Statement, the Registrant sold an aggregate of $320,625,000, representing $34,980.19 in registration fees, of such securities under the Prior Registration Statement, leaving the balance of $379,375,000, representing $41,389.81 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $41,389.81 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to the securities included in this Registration Statement, and the offering of securities by Northern Oil and Gas, Inc. under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

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